UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	December 31, 2007
MRU Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)
001-33073	33-0954381
(Commission File Number)	(I.R.S. Employer Identification No.)
590 Madison Avenue, 13th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)
(212) 398-1780
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities.

On December 31, 2007, MRU Holdings, Inc. (the “Company”), issued to Vishal Garg, Co-Founder and Chief Financial Officer of the Company, 183,184 shares of the Company’s common stock upon the cashless exercise by Mr. Garg of a warrant to purchase 252,668 shares of common stock (the “VG Warrant”).  The VG Warrant was issued to Mr. Garg on July 7, 2004   in connection with the Company’s reverse merger in July 2004, and provided an exercise price of $0.99 per share.  Pursuant to the cashless exercise provisions of the VG Warrant, Mr. Garg surrendered the right to purchase the remaining 69,484 shares under the VG Warrant.   The Company received no other consideration upon the exercise of the VG Warrant.  When aggregated with the issuances of (i) common stock of the Company and (ii) the ML Warrant (as defined below), all as described below, the exercise of the VG Warrant resulted in the issuance by the Company of more than 1% of its outstanding shares of common stock in unregistered transactions since the filing of the Company’s Quarterly Report on Form 10-Q with the Securities and Exchange Commission (the “SEC”) on November 14, 2007.

On December 31, 2007, the Company issued to Raza Khan, Co-Founder and President of the Company, 183,184 shares of the Company’s common stock upon the cashless exercise by Mr. Khan of a warrant to purchase 252,668 shares of common stock (“RK Warrant”).  The RK Warrant was issued to Mr. Khan on July 7, 2004   in connection with the Company’s reverse merger in July 2004, and provided an exercise price of $0.99 per share.  Pursuant to the cashless exercise provisions of the RK Warrant, Mr. Khan surrendered the right to purchase the remaining 69,484 shares under the RK Warrant.   The Company received no other consideration upon the exercise of the RK Warrant.

The Company issued to a shareholder of the Company (the “Shareholder”), 3,000 shares of the Company’s common stock upon the exercise (at an exercise price of $1.60 per share) by the Shareholder of a warrant to purchase 3,000 shares of common stock  (the “Shareholder Warrant”) on November 16, 2007.  The Shareholder Warrant was issued to the Shareholder on July 8, 2004 pursuant to a subscription agreement between the Company and the Shareholder, dated April 30, 2004.  The Company received no other consideration upon the exercise of the Shareholder Warrant.

As previously reported on the Company’s Current Report on Form 8-K filed with the SEC on December 26, 2007, File No. 001-33073 (the “12/26 8-K”), in connection with the Amendment (as defined in the 12/26 8-K), on December 21, 2007, the Company issued Merrill Lynch Bank USA, Inc. (“Merrill”) a warrant (the “ML Warrant”) to purchase 200,000 shares of the Company’s common stock at a purchase price of $4.65 per share (the “ML Shares”), provided, however, that the ML Warrant will vest as to all of the ML Shares covered thereby on July 14, 2008 (the “Vesting Date”), if and only if the Credit Facility (as defined in the 12/26 8-K) is extended, on or before the Vesting Date, for a minimum of one full year without any reduction in the commitment amount under the Credit Facility.  In the event the Credit Facility is not extended as provided above or, in connection with any such extension, the commitment amount is reduced, the ML Warrant will automatically expire and will not be exercisable by Merrill.

The foregoing issuances were made without registration under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemption from registration set forth in Section 4(2) and/or Regulation D promulgated thereunder.  With respect to Merrill and the Shareholder, the Company based such reliance on certain representations made to it, including, without limitation, that each qualify as an “accredited investor” as that term is defined under Rule 501(a) of the Act.  Messrs. Khan and Garg each qualify as an “accredited investor” under Rule 501(a)(4) of the Act.  The shares of common stock issued to Messrs. Khan and Garg and the Shareholder as described above are registered for resale by the holder thereof under the Company’s Registration Statement on Form S-3, File No. 333-143202, which includes the Prospectus dated June 19, 2007.

This Current Report on Form 8-K shall not constitute an offer to sell, the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRU HOLDINGS, INC.

January 7, 2008	By:	/s/ Yariv Katz
		Name:	Yariv Katz
		Title:	Vice President and General Counsel

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